Exhibit 10.2

EXECUTION COPY

EXHIBIT A

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and among InvaGen Pharmaceuticals Inc., a New York Corporation (“Buyer”), Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (the “Stockholders” and each individually a “Stockholder”).

RECITALS

WHEREAS, Buyer, the Company and Madison Pharmaceuticals Inc. have entered into that certain Stock Purchase and Merger Agreement, dated as of the date of this Agreement (the “SPMA”);

WHEREAS, the parties have agreed that Buyer would receive certain rights, including with respect to the appointment of directors to the board of directors of the Company (the “Board of Directors”), as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the First Stage Closing (as defined in the SPMA) (the “Effective Date”) the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.

For purposes of this Agreement:

“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, pledge, lend, grant as a gift, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, loan, gift, encumbrance, hypothecation or other disposition. A Transfer shall include any transaction that, in whole or in part, transfers any economic consequences of ownership.

2.	Board of Directors; Working Committee; Access; Notices.

(a)          At the First Stage Closing, and thereafter, at any time that Buyer Beneficially Owns at least 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, Buyer shall have the right to nominate three members to the Board of Directors pursuant to this Section 2 (the “Buyer Directors”), initially at the First Stage Closing, and thereafter at every annual meeting of the stockholders of the Company in which directors are generally elected, including at every adjournment or postponement thereof, and on any action by written consent of the stockholders of the Company relating to the election of directors generally. At least one of the Buyer Directors shall be “Independent” as determined by the Board of Directors (the “Independent Buyer Director”) pursuant to Rule 5605 of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the SEC.

(b)          The following procedures shall be followed with respect to the nomination of Buyer Directors pursuant to Section 2(a):

(i)          For purposes of whether Buyer has a right to nominate a Buyer Director pursuant to Section 2(a), the Beneficial Ownership of the Common Shares will be initially measured as of the First Stage Closing and thereafter as of the record date for such annual meeting or written consent.

(ii)         At least 20 days prior to the First Stage Closing, Buyer shall provide the Company with the identity of the initial Buyer Directors to be appointed to the Board of Directors as of the First Stage Closing (provided that Buyer may substitute such appointees by notice to the Company at least 20 days prior to the First Stage Closing). Following the initial appointment of Buyer Directors, each year, the Company will notify Buyer when it intends to hold its next Company’s annual meeting of stockholders at least 120 days prior to such meeting. With respect to Buyer’s nominees (other than the initial Buyer Directors), at least 90 days prior to the Company’s annual meeting of stockholders, Buyer shall provide the Company with the Buyer’s nominees for the Buyer Directors, along with any other information reasonably requested by the Independent Directors to evaluate the suitability of such candidates for directorship. With respect to any Buyer nominee, Buyer shall use its commercially reasonable efforts to ensure that any such nominee satisfies all Nasdaq and SEC criteria and guidelines for director nominees of the Company other than relevant independence criteria with respect to the Buyer Directors (except the Independent Buyer Director).

(iii)        Within 10 days (or 5 days for the initial Buyer Directors) of receiving the Buyer’s nominees for the Buyer Directors in accordance with Section 2(b)(ii), the independent directors of the Company pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC (“Independent Directors”) shall make a good faith and reasonable determination as to the suitability of the Buyer’s nominees for Buyer Directors and shall notify Buyer of its determination, it being understood and agreed that the Independent Directors shall not object to a Buyer Director nomination except for the reasons specified in the last sentence of this Section 2(b)(iii) or if the Board of Directors determined that the person proposed by Buyer to be the Independent Buyer Director is not “Independent” pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC (such determination by the Board of Directors shall be included in the Independent Directors’ notice to Buyer pursuant to this sentence). If the Independent Directors do not notify Buyer of their determination within the 10 day (or 5 day, if applicable) period specified in the immediately preceding sentence, then Buyer’s nominees shall be deemed to be approved for purposes of Section 2(b)(iv) below. Subject to compliance with the terms of this Agreement, if Buyer and the Independent Directors do not agree on the nominee(s) within 30 days (or 15 days for the initial Buyer Directors) after the Independent Directors raise an objection to a Buyer Director nomination as specified in this Section 2(b)(iii) above, the Buyer Director(s) shall not be nominated by the Company at such annual meeting. The Independent Directors may disqualify a nominee for the following: (i) commission of acts of misrepresentation, fraud, or dishonesty, (ii) commission of or pleading nolo contendere or guilty to, a crime involving fraud, any regulatory violation, dishonesty or any felony, (iii) the entry of an order of the SEC or other regulatory or self-regulatory body against the nominee; or (iv) if the nominee is considered to be a “Bad Actor” as defined in Rule 506 under the Securities Act.

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(iv)        If the Independent Directors or any authorized committee thereof approves of Buyer’s nominees for Buyer Directors, the Board of Directors shall (1) in the case of the initial Buyer Directors, appoint the Buyer Directors as members of the Board of Directors effective as of the First Stage Closing to serve until the Company’s next annual meeting of stockholders at which directors will be generally elected, (2) in the case of subsequent Buyer Directors, nominate such nominees to be elected as directors and recommend that the stockholders vote to elect such nominees at the next annual meeting of stockholders at which directors will be generally elected and (3) in the case of Buyer Directors designated by Buyer pursuant to Section 2(b)(v) or 2(b)(vi), appoint the Buyer Directors as members of the Board of Directors promptly to serve until the Company’s next annual meeting of stockholders at which directors will be generally elected.

(v)         If Buyer nominee(s) is not appointed, nominated or elected by the stockholders, then as soon as practicable after the First Stage Closing or annual meeting, as applicable, Buyer shall designate nominee(s) for such Buyer Director(s) (subject to the limitations on the Independent Directors’ ability to raise an objection as specified in clause (iii) of this Section 2(b)), which nominee(s) shall be appointed as director(s) by the Board of Directors promptly after such designation.

(vi)        In the event a Buyer Director resigns from the Board of Directors (or is otherwise incapable of serving on the Board of Directors), the remaining Buyer Directors shall have the power to fill such vacancy. So long as the Buyer Director replacement satisfies the criteria in Sections 2(b)(ii) and 2(b)(iii), the Board of Directors shall vote in favor of such Buyer Director replacement.

(c)          Each of the Buyer Directors will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. Each Buyer Director agrees that he or she shall be bound by the Company’s insider trading policy. The Company shall use commercially reasonable efforts to ensure that the Buyer Directors are covered by liability insurance for directors with coverage that is at least as favorable, in the aggregate, to such directors as the coverage provided for by insurance policies acquired by the Company for the benefit of directors of the Company as in effect as of the date of this Agreement (it being agreed that the Company shall be required to obtain such coverage to the extent that the cost therefor does not exceed, on a per director basis, more than 200% of the premium for the coverage that is in effect as of the date hereof). Fortress shall use commercially reasonable efforts to ensure that the Buyer Directors are covered by liability insurance for directors with coverage that is at least as favorable, in the aggregate, to such directors as the coverage provided for by insurance policies acquired by Fortress for the benefit of directors of the Company as in effect as of the date of this Agreement (it being agreed that Fortress shall be required to obtain such coverage to the extent that the cost therefor does not exceed, on a per director basis, more than 200% of the premium for the coverage that is in effect as of the date hereof).

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(d)         The Board of Directors shall have seven directors and the size of the Board of Directors may only be increased or decreased if Buyer consents.

(e)          Buyer Directors shall be as close as proportionally practicable, but at least one Buyer Director shall be, represented on all committees of the Board of Directors and shall be appointed to such committees in accordance with Nasdaq and SEC rules. The chair of the Company’s audit committee shall be selected by Buyer out of the Buyer Directors; provided that such person qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act.

(f)           Except for the Independent Buyer Director, the Buyer Directors shall not be compensated for their service on the Board of Directors. The compensation of the Independent Buyer Director shall be equal to the compensation paid to the other Independent Directors of the Company. No member of the Board of Directors designated by or Affiliated with Fortress shall be compensated for his or her service on the Board of Directors, except to the extent such person is “Independent” as determined by the Board of Directors pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC.

(g)          At the First Stage Closing, and thereafter, at any time that Buyer Beneficially Owns at least 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, Buyer shall have the right to appoint one representative (the “Buyer Representative”) to the Working Committee (as defined in Section 11.1 of the Revogenex License) and the Company shall cooperate with Buyer to promptly cause such appointment. Buyer shall have the right to replace any person appointed by it as a Buyer Representative with another person to act in such capacity.

(h)          From the termination of the SPMA pursuant to Section 10.5(a) thereof and as long as Buyer Beneficially Owns at least 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, the Company shall provide Buyer with all the rights afforded to Buyer in Section 8.2 of the SPMA as if such rights are set forth herein.

(i)            In order for Buyer or its Affiliates to comply with Legal Requirements or the requirements of any stock exchange on which the securities of such a Person is listed, from the date of this Agreement until the Second Stage Closing, (i) if any action taken at a Company Board meeting (or by written consent of the Company Board) or a Company stockholders meeting (or by written consent of the Company’s stockholders) would be required to be disclosed by the Company to the SEC, the Company shall, concurrently with calling such a meeting, or immediately prior to taking such action by written consent, as applicable, notify Buyer of such proposed action, (ii) if any other action or event occurs which would be required to be disclosed by the Company to the SEC, the Company shall, within one Business Day prior to taking such action (or in case such action is not taken by the Company or in case of any other event, within one Business Day of becoming aware of such action or event) notify Buyer of such action or event and (iii) if the Company makes any disclosure to the SEC, the Company shall, concurrently with such disclosure, notify Buyer thereof, including a copy of such disclosure.

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3.	Tag Along Rights; Restriction on Transfer.

(a)           If at any time a Stockholder or any of its Affiliates, assigns, successors, transferees or heirs (in each case, by operation of law or otherwise) (the “Selling Stockholder”) proposes to Transfer any shares of its capital stock of the Company (“Tag-along Shares”) to a third party purchaser (the “Proposed Transferee”), Buyer shall be permitted to participate in such Transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 3.

(b)          Prior to the consummation of any such Transfer of Tag-along Shares described in Section 3(a), the Selling Stockholder shall deliver to the Company and Buyer a written notice (a “Sale Notice”) of the proposed Tag-along Sale subject to this Section 3 no later than 30 Business Days prior to the closing date of the Tag-along Sale. The Sale Notice shall make reference to Buyer’s rights hereunder and shall describe in reasonable detail:

(i)          the aggregate number of shares of Tag-along Shares the Proposed Transferee has offered to purchase and the maximum number of shares of Tag-along Shares that Buyer shall have the right to sell in the Tag-along Sale pursuant to this Section 3;

(ii)         the identity of the Proposed Transferee;

(iii)        the proposed date, time and location of the closing of the Tag-along Sale;

(iv)        the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(v)         a copy of any form of agreement proposed to be executed in connection therewith.

(c)          The Sale Notice shall include, and shall constitute, an offer for Buyer to sell the shares described therein in accordance with this Section 3 to the Proposed Transferee. Buyer shall have the right to participate in a Transfer of Tag-along Shares by the Selling Stockholder subject to this Section 3 by delivering to the Selling Stockholder a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of shares of capital stock of the Company to be transferred by Buyer no later than 10 Business Days after receipt of the Sale Notice (the “Tag-along Period”). The offer to Buyer set forth in a Sale Notice shall be irrevocable, and, to the extent such offer is accepted in a Tag-along Notice, Buyer shall be bound and obligated to Transfer in the Tag-along Sale on the terms and conditions set forth in this Section 3. If Buyer delivers a Tag-along Notice in compliance with this Section 3(c) within the Tag-along Period, Buyer shall have the right to Transfer to the Proposed Transferee up to the number of shares of capital stock of the Company equal to the product of (x) Buyer’s Percentage Interest (as defined below) and (y) the aggregate number of shares of capital stock of the Company the Proposed Transferee proposes to buy as stated in the Sale Notice. For purposes of this Section 3, Buyer’s “Percentage Interest” means a fraction the numerator of which is equal to the number of shares of capital stock of the Company, on an as-converted basis, then held by Buyer and the denominator of which is equal to the number of shares of capital stock of the Company, on an as-converted basis, then held by the Selling Stockholder and Buyer in the aggregate.

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(d)          If Buyer participates in a Transfer pursuant to this Section 3, Buyer shall receive the same consideration per share as the Selling Stockholder (regardless of class or type of capital stock of the Company being sold in such Transfer by either Buyer or the Selling Stockholder). The Selling Stockholder and Buyer shall each be solely responsible for their expenses incurred with regard to their participation in a Tag-along Sale.

(e)          Buyer shall make or provide representations, warranties, covenants, indemnities and agreements that are not less favorable to Buyer than those made or provided by the Selling Stockholder in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, Buyer shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that any indemnification obligation of Buyer in respect of breaches of representations and warranties shall be pro rata based on the consideration received by Buyer and shall be in an amount not to exceed the aggregate proceeds received by Buyer (net of taxes) in connection with any Tag-along Sale; provided, further, that Buyer shall only be required to make representations, warranties, covenants, indemnities and agreements pertaining specifically to itself and its ownership of the shares of capital stock of the Company sold by it in the Tag-along Sale; provided, further, that Buyer shall not be required to make or provide any covenants or agreements to (i) assume any nonmonetary obligations in connection with the consummation of any sale in accordance with this Section 3 or (ii) agree to any non-compete provisions, non-solicit provisions, confidentiality provisions, exclusivity provisions or other similar restrictions.

(f)           Buyer shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, consistent with the agreements being entered into and the certificates being delivered by the Selling Stockholder; provided that any such agreements, certificates and instruments contain substantially the same terms and conditions as those executed by the Selling Stockholder as applied in a nondiscriminatory manner based on Buyer’s Percentage Interest.

(g)          If Buyer does not deliver a Tag-along Notice in compliance with Section 3(c) above within the Tag-along Period, the Selling Stockholder shall have 90 days following the expiration of the Tag-along Period in which to Transfer the Tag-along Shares described in the Sale Notice, at a per share price that is no greater than the per share price set forth in the Sale Notice and on other terms and conditions which are not more favorable to the Selling Stockholder than those set forth in the Sale Notice. If at the end of such 90 day period, the Selling Stockholder has not completed such Transfer, the Selling Stockholder may not then effect a Transfer of Tag-along Shares subject to this Section 3 without again fully complying with the provisions of this Section 3.

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(h)          Without limiting the provisions of this Section 3, the Stockholders hereby agree that they and their Affiliates shall not Transfer any capital stock of the Company to a competitor of Buyer or its Affiliates.

4.	Governance Rights.

(a)           Effective as of the termination of the SPMA pursuant to Section 10.5(a) thereof and until such time that Buyer Beneficially Owns less than 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, none of the actions set forth in this Section 4 below shall be taken by, or on behalf of, directly or indirectly, the Company (or any Subsidiary thereof) without the prior written consent of Buyer (in Buyer’s sole discretion):

(i)            approval of or changes to the Company’s directors’ compensation;

(ii)           any agreement or transaction that would adversely treat the holders of Common Shares as compared to the holders of Class A Preferred Shares;

(iii)          increase in the authorized shares of capital stock of the Company;

(iv)          issuance of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, shares of capital stock of the Company (including options, warrants or bonds), except for issuances to officers of the Company for services performed, or to be performed, by such officers for the Company pursuant to Contracts or option plans entered into in the ordinary course of business and provided that such issuances, in the aggregate with all such issuances since the date of the termination of the SPMA pursuant to Section 10.5(a) thereof, shall not exceed 5% of the issued and outstanding capital stock of the Company as of the date of the termination of the SPMA pursuant to Section 10.5(a) thereof (it being agreed that any issuances pursuant to Section 8.7(c) of the SPMA, to the extent not forfeited, shall count towards this 5% limitation);

(v)          (A) the liquidation, termination, winding-up or dissolution of the Company or (B) causing any voluntary case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction with respect to the Company;

(vi)          approval of amendments to the certificate of incorporation or bylaws of the Company;

(vii)         increase or decrease in the size of the Board of Directors;

(viii)        removal of the Common Shares from being listed on Nasdaq;

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(ix)          any Transfer or license of any Company Asset for less than fair market value, as determined by a recognized independent valuation firm agreed upon by the Company and Buyer; or

(x)           the Company’s entry into any transaction or agreement with any Affiliate of the Company (including Fortress or its Affiliates).

5.	Representations and Warranties.

    Each of the Stockholders represents and warrants as follows:

(a)          With respect to any of the Stockholders that is a legal entity: (i) it is a legal entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its place of incorporation or organization, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)          The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder have been duly authorized by all requisite action on the part of the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement.

(c)          This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(d)          The execution or delivery by the Stockholder of this Agreement or the performance by the Stockholder of its obligations under this Agreement will not (i) result in any breach of any provision of the Stockholder’s certificate of incorporation or bylaws (if applicable), (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Stockholder is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement.

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6.	Certain Transactions.

(a)           If any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any issuance (including upon exercise of warrants), reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, consolidation, split, buy-back, repurchase, redemption, acquisition or similar transaction, or any stock dividend or distribution paid in stock, the calculation of Beneficial Ownership hereunder shall be equitably adjusted to proportionately reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

7.	Miscellaneous.

(a)          Entire Agreement. This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.

(b)          Transaction Costs. Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

(c)          Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

(d)          Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

If to the Company:

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lucy Lu, M.D.

Email: llu@avenuetx.com

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With a copy (which shall not constitute notice) to:

Alston & Bird LLP

90 Park Avenue, 12th Floor

New York, NY 10016

Attn: Mark F. McElreath

Email: mark.mcelreath@alston.com

If to Buyer:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

A.S. Kumar, Esq.

Global General Counsel

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: as.kumar@cipla.com and cosecretary@cipla.com

With a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

Nishant Saxena

Global Chief Strategy Officer

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: nishant.saxena@cipla.com

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

Attn: Kenneth A. Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

If to Fortress:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Lindsay Rosenwald, M.D.

Email: lrosenwald@fortressbiotech.com

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If to Dr. Lucy Lu:

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lucy Lu

Email: llu@avenuetx.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 7(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

(e)          Public Announcements. Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or any Ancillary Agreement to which it is a party or the transactions contemplated hereby or thereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

(f)           Severability. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

(g)          Assignment. No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

(h)          Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.

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(i)           Governing Law. This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.

(j)           Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 7(k), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 7(k) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(k)          Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(d), or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7(k); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(l)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT or the transactions contemplated hereby. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(l).

(m)          Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

(n)          Counterparts; Facsimile Signature. This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. A party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party, promptly deliver to the requesting party an original counterpart of such signature.

(o)          Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

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(p)          Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender include each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(q)          Effectiveness. This Agreement shall become effective as of the Effective Date. If the SPMA is terminated in accordance with its terms prior to the First Stage Closing, this Agreement shall automatically terminate. This Agreement shall automatically terminate upon the Second Stage Closing. Notwithstanding the preceding two sentences, this Section 7 shall survive any termination of this Agreement and any breach hereof prior to such termination shall survive such termination.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

Avenue Therapeutics, Inc.

By:	/s/ Lucy Lu
Name:	Lucy Lu
Title:	CEO

STOCKHOLDERS:

Fortress Biotech, Inc.

By:	/s/ Lindsay A. Rosenwald
Name:	Lindsay A. Rosenwald
Title:	President and CEO

/s/ Lucy Lu
Lucy Lu

BUYER:

InvaGen Pharmaceuticals Inc.

By:	/s/ Deepak Agarwal
Name:	Deepak Agarwal
Title:	CFO

[Signature Page to Stockholders Agreement]

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Schedule A

Stockholders

Fortress Biotech, Inc.

Lucy Lu

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